UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2004

KERR-MCGEE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kerr-McGee Center Oklahoma City, Oklahoma		73125
(Address of principal executive offices)		(Zip Code)

(405) 270-1313
(Registrant’s telephone number, including area code)

Item 5.  Other Events.

Kerr-McGee Corporation is filing this current report on Form 8-K to file the consent of Ernst & Young LLP to (i) the use of Ernst & Young LLP’s report on Kerr-McGee’s consolidated financial statements and schedule included in Kerr-McGee Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003 in the registrant’s registration statements on Form S-3 (File Nos. 333-81720 and 333-68136) and prospectuses thereunder, and (ii) Ernst & Young LLP being referred to as “experts” in such materials.

Item 7 (c).  Exhibits.

23.1                           Consent of Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

Date: June 23, 2004	By:	/s/ John M. Rauh
John M. Rauh
Vice President and Controller

EXHIBIT INDEX

23.1                           Consent of Ernst & Young LLP (filed herewith)